Exhibit 99.2 2Q18 Earnings Presentation July 20, 2018

Safe Harbor And Non-GAAP Financial Measures Safe Harbor To the extent that statements in this PowerPoint presentation relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. The Company’s actual strategies, results and financial condition in future periods may differ materially from those currently expected due to various risks and uncertainties. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. Consequently, no forward-looking statement can be guaranteed. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason. This PowerPoint presentation supplements information contained in the Company’s earnings release dated July 20, 2018, and should be read in conjunction therewith. The earnings release may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then “Financial Information” and then “Press Releases.” Non-GAAP Financial Measures This PowerPoint presentation contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses core non-GAAP financial metrics (“Core”) in their analysis of the Company’s performance to identify core revenues and expenses in a period that directly drive operating net income in that period. These Core measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefits associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that in management’s opinion can distort period-to-period comparisons of the Company’s performance. Reference is made to “Non-GAAP Financial Measures” and “Caution About Forward Looking Statements” in the earnings release which also apply to certain disclosures in this PowerPoint presentation. 2

Corporate Profile Driving long-term value creation for our clients, associates, communities and shareholders Our Franchise Corporate Snapshot • $4.4 billion market cap as of July 19, 2018 • $78.50 share price • 1.94% dividend yield • $30.1 billion in total assets as of June 30, 2018 • $22.1 billion in loans • $23.4 billion in deposits • Operating continuously for over 131 years • 333 offices serving 33 MSAs across 12 states • Investment grade rated – S&P Rating BBB/A-2 3

Corporate Profile Driving long-term value creation for our clients, associates, communities and shareholders Mission Statement Our Focus • Provide exceptional value-based client • Relationship-driven commercial and services private banking business • Market-centric, people-driven approach in Great place to work • attractive Southeastern markets • Growth that is consistent with high • Building long-term A-list client performance relationships through service and care • “Branch-lite” delivery model with focus on Shareholder-focused • operating efficiency • Strong sense of community • Diversification across asset classes, business lines and geographies 4

Quarterly Summary 2Q18

Key Metrics for 2Q18	GAAP 1Q18	GAAP 2Q18	Non-GAAP Core 1Q18	Non-GAAP Core 2Q18
Earnings Per Common Share	$1.10	$1.30	$1.37	$1.71
Return On Average Assets	0.92%	1.01%	1.13%	1.32%
Return on Average Common Equity	6.79%	7.87%	8.45%	10.30%
Return on Tangible Common Equity (TE)	--	--	13.83%	16.70%
Tangible Efficiency Ratio (TE)	--	--	58.80%	54.30%

Second Quarter Highlights:

- 2Q18 earnings significantly improved due to higher net interest income, seasonal improvement in fee income, and diligent expense management; core tangible efficiency ratio of 54.30%, a 450 bps improvement
- Net interest income includes $7.4 million incremental accelerated accretion on previously acquired loans; positively impacting EPS by $0.10 and net interest margin by 11 basis points
- Positive operating leverage in 2Q18 with core operating leverage growth multiple of 5.4x
- On-going expense management including additional announced 22 branch closures to occur in 3Q18 and other expense containment efforts
- Reported NIM of 3.76%, up 9 bps, and cash margin of 3.49%, up 7 bps due to higher acquired loan accretion and rising interest rates
- Strong and stable credit metrics
- Integration of Gibraltar acquisition remains on track and performing as anticipated
- Announced share repurchase plan of up to approximately 1.2 million outstanding common shares; repurchased 400,000 common shares at a weighted average price per share of $76.67 during 2Q18

IBERIABANK Corporation
5

Profitability Trends GAAP EPS Core EPS Return on Average Assets Return on Common Equity 6

Profitability – Pro Forma Impact of Tax Rate Changes on 2017 EPS GAAP EPS Core EPS 2017 GAAP EPS 2017 Core EPS As Reported Adjustments As Adjusted As Reported Adjustments As Adjusted 1Q $1.00 $0.12 $1.12 1Q $1.02 $0.12 $1.14 2Q $0.99 $0.19 $1.18 2Q $1.10 $0.21 $1.31 3Q $0.49 $0.13 $0.62 3Q $1.00 $0.24 $1.24 4Q $0.17 $0.19 $0.36 4Q $1.33 $0.23 $1.56 Pro Forma impact on 2017 EPS includes the federal statutory income tax rate change from 35% to 21% and eliminating the deduction for FDIC Insurance 7

Client Growth Loan Highlights Deposit Highlights • Total period-end loan growth of $370 million, or 1.7% (6.8% • Period-end total deposits increased $459 million, or 2.0% annualized) (8.0% annualized rate) • Loan growth during 2Q18 was strongest in the Energy Group • Deposit growth during the quarter was strongest in the (reserve-based lending), the Corporate Asset Finance division Energy Group, Miami-Dade, Atlanta, Shreveport and Baton (equipment financing business), and in the New Orleans, Rouge markets. Birmingham, Atlanta, Dallas and Tampa markets • Non-interest bearing deposits increased $219 million, or 13% annualized, on a period-end basis, representing 48% of total deposit growth, and were 29% of total deposits at quarter end Loans – Period-End Balances Deposits – Period-End Balances 8

Net Interest Margin Changes For 2Q18 NII Attribution - Q1 2018 to Q2 2018 Net Interest Primary Reason Net Interest $270.0 $0.8 Income ($MM) For Change Margin (%) $266.0 $13.1 $262.0 $232.9 1Q18 3.67% $258.0 $1.9 $256.1 $254.0 $7.6 $18.0 $2.0 $0.9 Accelerated Accretion on Aquired Loan $250.0 7.4 0.11% $246.0 Portfolios $242.0 $238.0 10.6 Net Increase in Acquired Loan Balances 0.02% $232.9 $234.0 Continued Upward Repricing of Variable $230.0 13.1 0.10% Rate Loans Change in Recovery/Reversal Income and (0.9) -0.01% NIM Attribution - Q1 2018 to Q2 2018 Deferred/Unused Loc on Legacy Loans 3.95% 0.01% 12.2 Changes in Legacy Loan Portfolios 0.09% 0.10% 3.90% (2.6) Increased Expense on Deposits Acquired -0.04% 3.85% Greater Deposit Yields From Indexed (5.0) -0.07% 0.13% 3.80% 0.11% Products and Promotional Activity 0.00% 3.75% 0.03% (2.0) Greater Expense on Borrowings -0.03% 0.01% 3.70% 1.9 Change In Number of Business Days 0.00% 3.67% 0.8 All Other Factors 0.01% 3.65% BOP Acquired Legacy Cash/Other Deposits Borrowings Other EOP Loa ns Coup Legacy $256.1 2Q18 3.76% • Net interest margin favorably impacted by incremental accretion of 11 basis points in 2Q18 • Estimated impact of Gibraltar was -3 basis points 9

Interest Rate Betas 1 Trailing YTD 12 Cycle to 2Q18 2018 Months Date Mar-18 Dec-17 Jun-17 Nov-15 Jun-18 Jun-18 Jun-18 Jun-18 Total Loans 77% 71% 54% 45% Earning Assets 80% 69% 59% 39% Int. Bearing Deposits 59% 57% 50% 30% Total Deposits2 40% 41% 36% 21% Net Adjusted Beta3 54% 41% 34% 24% • Total deposit beta relatively flat on a year-over-year basis • Strong pull through on earning asset beta 1 Interest rate betas calculated based on the change in yield divided by the absolute change in indices between periods 2 Total deposits includes non-interest bearing deposits which represent 29% of total deposits 3 Net Adjusted Beta = [(Earning Asset Beta x Earning Assets/Total Deposits Ratio) - Total Deposit Beta)] 10

Revenues Net Interest Income and Margins Components of Core Non-Interest Income1 • GAAP and core non-interest income both • Margin improvement resulted from incremental increased by $9 million, or 21% accelerated accretion on acquired loans, primarily driven by higher recoveries and discount • Mortgage and title revenue in 2Q18 showing accretion, as well as rising short term interest anticipated seasonal increases rates during the quarter (1) Certain prior period amounts have been reclassified to conform to the net presentation requirements of ASU No. 2014-09, Revenue from Contracts with Customers, which was adopted effective January 1, 2018. On average, the adoption resulted in a reduction of non- interest income and non-interest expense of approximately $2.3 million on a quarterly basis, Dollars in millions and had no impact on net income. 11

Non-Interest Expense Components of Core Non-Interest Expense1 Highlights • Total non-interest expense for the quarter increased $8.6 million, or 5%, to $196.9 million • Core non-interest expenses increased $6.0 million, or 4%, to $175.4 million, including: • $1.5 million in occupancy and equipment expense • $1.0 million in CDI amortization expense • $1.3 million increase in mortgage loan repurchase reserves • $21.4 million of non-core merger-related expense in 2Q18, primarily related to Gibraltar acquisition and branch closure expenses • Cost saves and acquisition synergies embedded in the 2018 guidance non- (1) Certain prior period amounts have been reclassified to conform to the net presentation requirements of interest expense range being realized as ASU No. 2014-09, Revenue from Contracts with Customers, which was adopted effective January 1, 2018. On average, the adoption resulted in a reduction of non-interest income and non-interest expense of planned approximately $2.3 million on a quarterly basis, and had no impact on net income. 12

Efficiency Efficiency Ratio Trends Highlights • Total core revenues were up $32.5 million, or 12%, compared to 1Q18, while core expenses were up $6.0 million, or 4%, over that period • Operating leverage multiples in 2Q18 of 3.8x on a GAAP basis and 5.4x on a Core basis • Core tangible efficiency ratio was 54.3% in 2Q18 • Second quarter revenues and expenses rebounded from seasonal slowness in 1Q18 • Closed/Consolidated 2 branches in 2Q18 • Announced additional 22 branch closures to be completed by the end of the third quarter 13

Asset Quality Highlights Provision & Net Charge-Offs Stable and improving credit quality metrics: • Net charge-offs increased $7.3 million on a linked quarter basis, to $11.7 million at 2Q18, due primarily to one large legacy loan specifically reserved for in a prior period, compared to one large legacy recovery in 1Q18 • Annualized net charge-offs remain at relatively low levels, equating to 0.21% of average loans (annualized) for 2Q18, and 0.15% year-to-date 2018, with the Non-Performing Assets majority previously reserved • Provision expense of $7.6 million in 2Q18, a 5% decrease from 1Q18 due primarily to charge-offs covered by prior period reserves • NPAs to Total Assets decreased to 0.54% at 2Q18, compared to 0.64% at 1Q18, and have declined 41% since 2Q17 14

Credit Risk Coverage Highlights Credit Risk Reserves (Non-GAAP) & NPA Coverage • Credit risk reserves include: • Allowance for credit losses • Acquired loan discounts (non-impaired assets) • Credit reserve coverage of loans equal to 1.06% at 2Q18, as compared to 0.62% of allowance for loan losses to loans Credit Risk Reserves (Non-GAAP) & Loan Coverage 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 Allowance for Loan Losses 144,890 146,225 136,628 140,891 144,527 136,576 Non Impaired Acquired Loan Discounts, Net 11,874 10,879 110,307 94,734 100,837 83,267 Reserve for Unfunded Commitments 11,660 10,462 21,032 13,208 13,432 14,433 Total Credit Risk Reserves 168,424 167,566 267,967 248,833 258,796 234,276 Credit Risk Reserves as a % of Loans 1.11% 1.08% 1.35% 1.24% 1.19% 1.06% 15

Capital Position Highlights Capital Ratios (Preliminary) • Capital ratios remain strong and IBERIABANK Corporation 1Q18 2Q18 Change stable Tangible Common Equity ratio 8.66% 8.56% (10) bps • Tier 1 leverage ratio declined as a result of the full impact of Gibraltar Common Equity Tier 1 (CET 1) ratio 10.77% 10.72% (5) bps on average assets. • Positively impacted by Tier 1 Leverage 9.97% 9.55% (42) bps undistributed earnings in the Tier 1 Risk-Based 11.32% 11.27% (5) bps quarter while somewhat offset by common stock share repurchases Total Risk-Based 12.48% 12.37% (11) bps and an increase in risk weighted assets Declared quarterly common stock • IBERIABANK and Subsidiaries 1Q18 2Q18 Change dividend of $0.38 per share, consistent with the prior quarter, Common Equity Tier 1 (CET 1) ratio 11.16% 11.12% (4) bps payable on July 27, 2018 • Under the current Board-authorized Tier 1 Leverage 9.83% 9.42% (41) bps share repurchase plan there are Tier 1 Risk-Based 11.16% 11.12% (4) bps approximately 1.1 million shares of common stock remaining that may Total Risk-Based 11.83% 11.74% (9) bps be purchased by the Company 16

2018 Guidance Update

2018 Guidance	At 1Q18	Current
Average Earning Assets	$27.3B ~ $27.7B	$27.4B ~ $27.6B
Consolidated Loan Growth %	15% ~ 17%	12% ~ 15%
Consolidated Deposit Growth %	17% ~ 21%	13% ~ 16%
Provision Expense	$37MM ~ $42MM	$32MM ~ $37MM
Non-Interest Income (Core Basis)	$210MM ~ $220MM	$205MM ~ $210MM
Non-Interest Expense (Core Basis)	$700MM ~ $710MM	$692MM ~ $698MM
Tax Rate	21.0% ~ 22.0%	22.0% ~ 23.0%
Net Interest Margin	3.60% ~ 3.65%	3.65% ~ 3.70%
Pre–tax One time Charges	$28MM ~ $31MM	$37MM ~ $39MM
Credit Quality	Stable	Stable

- Narrowing ranges as we cross mid-year; full-year expectations remain in line with expectations
- Pre-tax one time charges updated to include previously announced 2018 branch closures
- Assumes two additional federal funds rate increases in 2018
- Expected tax rate for the year excludes the income tax effects of merger and other pre-tax non-core adjustments as well as other income tax adjustments
- We continue to manage the business for long-term value creation for all shareholders

The Company's guidance is subject to risks, uncertainties, and assumptions which could, individually or in aggregate, cause actual results or financial condition to differ materially from those anticipated above. Reference is made to "Caution About Forward-Looking Statements" in the earnings release which also applies to this guidance.

IBERIABANK Corporation

17

APPENDIX 18

Loans and Deposits By State Total Loans Total Deposits $22.1 Billion $23.4 Billion Note:Figures at period-end June 30, 2018 19

Non-Interest Income And Expense Trend Details

Non-interest Income ($ millions)	1Q 17	2Q 17	3Q 17	4Q 17	1Q 18	2Q 18	2Q18 vs. 1Q18 $ Change	2Q18 vs. 1Q18 % Change
Service Charges on Deposit Accounts	$ 11.2	$ 11.4	$ 12.5	$ 12.6	$ 12.9	$ 12.9	$ 0.0	0%
ATM / Debit Card Fee Income	2.5	2.6	2.5	2.6	2.6	2.9	0.3	11%
BOLI Proceeds and CSV Income	1.3	1.2	1.3	1.3	1.3	1.3	-	0%
Mortgage Income	14.1	19.7	16.0	13.7	9.6	13.7	4.1	43%
Title Revenue	4.7	6.2	5.6	5.4	5.0	6.8	1.8	36%
Broker Commissions	2.5	2.6	2.1	1.9	2.2	2.4	0.2	8%
Other Non-interest Income	8.8	10.0	11.0	14.8	11.0	13.9	2.9	27%
Non-interest income excluding non-core income	$ 45.1	$ 53.7	$ 51.0	$ 52.3	$ 44.6	$ 53.9	$ 9.3	21%
Gain (Loss) on Sale of Investments, Net	-	0.1	(0.2)	0.0	(0.1)	0.0	0.1	178%
Other Non-core income	-	-	-	-	-	-	-	0%
Total Non-interest Income	$ 45.1	$ 53.8	$ 50.8	$ 52.3	$ 44.5	$ 53.9	$ 9.4	21%

Non-interest Expense ($ millions)	1Q 17	2Q 17	3Q 17	4Q 17	1Q 18	2Q 18	2Q18 vs. 1Q18 $ Change	2Q18 vs. 1Q18 % Change
Mortgage Commissions	$ 3.3	$ 5.3	$ 5.3	$ 5.3	$ 4.4	$ 6.6	$ 2.2	50%
Hospitalization Expense	5.9	5.2	5.7	6.8	6.7	6.9	0.2	3%
Other Salaries and Benefits	72.6	75.2	84.4	88.5	90.0	88.0	(2.0)	-2%
Salaries and Employee Benefits	$ 81.8	$ 85.7	$ 95.4	$ 100.6	$ 101.1	$ 101.5	$ 0.4	0%
Credit/Loan Related	4.5	3.8	7.5	3.2	4.6	5.2	0.6	12%
Occupancy and Equipment	16.0	16.1	18.8	18.4	18.4	19.9	1.5	8%
Amortization of Acquisition Intangibles	1.8	1.7	4.5	4.6	5.1	6.1	1.0	20%
All Other Non-interest Expense	33.1	32.0	35.2	38.8	40.3	42.7	2.4	6%
Nonint. Exp. (Ex-Non-Core Exp.)	$ 137.2	$ 139.3	$ 161.4	$ 165.6	$ 169.5	$ 175.4	$ 5.9	4%
Compensation-related expense	$ 0.1	$ 0.4	$ 1.1	$ 1.5	$ 1.2	$ 1.8	0.6	48%
Storm-related expense	-	-	0.4	0.1	-	0.0	0.0	0%
Impairment of branch properties, net of gains on sales	1.4	(1.3)	3.7	3.2	2.1	5.4	3.3	158%
Consulting and Professional	-	6.0	5.7	-	-	-	-	0%
Other Non-interest Expense	-	-	-	0.3	(0.7)	(0.1)	0.6	-84%
Merger-related expense	0.1	1.0	28.5	11.4	16.2	14.3	(1.9)	-12%
Total Non-interest Expense	$ 138.8	$ 145.4	$ 200.8	$ 182.1	$ 188.3	$ 196.9	$ 8.6	5%
Tangible Efficiency Ratio - excl Non-Core-Exp	61.3%	57.2%	57.9%	55.3%	58.8%	54.3%		

Certain prior period amounts have been reclassified to conform to the net presentation requirements of ASU No. 2014-09, Revenue from Contracts with Customers, which was adopted effective January 1, 2018. On average, the adoption resulted in a reduction of non-interest income and non-interest expense of approximately $2.3 million on a quarterly basis, and had no impact on net income.

IBERIABANK Corporation
20

GAAP And Non-GAAP Cash Margin Balances, As As Adjusted Reported Adjustments Non-GAAP 2Q17 Average Balance $ 20,109 $ 72 $ 20,181 Income $ 183.6 $ (12.2) $ 171.5 • Adjustments represent accounting Rate 3.71% -0.26% 3.45% impacts of purchase discounts on acquired loans and related 3Q17 Average Balance $ 23,972 $ 120 $ 24,092 accretion Income $ 216.9 $ (19.6) $ 197.3 Rate 3.64% -0.35% 3.29% 4Q17 Average Balance $ 25,686 $ 161 $ 25,847 Income $ 235.5 $ (21.4) $ 214.1 Rate 3.69% -0.36% 3.33% 1Q18 Average Balance $ 25,814 $ 142 $ 25,956 Income $ 232.9 $ (14.8) $ 218.1 Rate 3.67% -0.25% 3.42% 2Q18 Average Balance $ 27,443 $ 142 $ 27,585 Income $ 256.1 $ (16.9) $ 239.2 Rate 3.76% -0.27% 3.49% Dollars in millions 21

Reconciliation Of Non-GAAP Financial Measures

	For The Quarter Ended								
	December 31, 2017			March 31, 2018			June 30, 2018		
	Dollar Amount			Dollar Amount			Dollar Amount		
	Pre-tax	After-tax (2)	Per share	Pre-tax	After-tax (2)	Per share	Pre-tax	After-tax (2)	Per share
Income available to common shareholders (GAAP)	$ 91.4	$ 9.3	$ 0.17	$ 81.2	$ 60.0	$ 1.10	$ 105.6	$ 74.2	$ 1.30
Non-interest income adjustments									
Gain on sale of investments and other non-interest incom	(0.0)	(0.0)	(0.00)	(0.0)	(0.0)	(0.00)	(0.0)	(0.0)	(0.00)
Non-interest expense adjustments									
Merger-related expense	11.4	8.5	0.16	16.2	12.5	0.23	14.3	11.0	0.20
Compensation-related expense	1.4	0.9	0.01	1.2	0.9	0.02	1.8	1.4	0.02
Impairment of branch properties, net of (gain) loss on sale	3.2	2.1	0.04	2.1	1.6	0.03	5.4	4.1	0.07
Litigation expense	-	1.2	0.02	-	-	-	-	-	-
Other non-operating non-interest expense	0.5	0.4	0.01	(0.7)	(0.5)	(0.01)	(0.1)	(0.1)	-
Total non-interest expense adjustments	16.5	13.1	0.24	18.8	14.5	0.27	21.4	16.4	0.29
Income tax charges	-	49.8	0.92	-	0.2	-	-	6.6	0.12
Core earnings (Non-GAAP)	107.8	72.2	1.33	100.0	74.7	1.37	127.0	97.2	1.71
Provision for loan losses	14.4	9.3		8.0	6.3		7.6	5.7	
Pre-provision earnings, as adjusted (Non-GAAP)	$ 122.2	$ 81.5		$ 108.0	$ 81.0		$ 134.6	$ 102.9	

(1) Per share amounts may not appear to foot due to rounding.

(2) Excluding merger-related expense and litigation expense, after-tax amounts are calculated using a tax rate of 24% in 2018 and 35% in 2017, which approximates the marginal tax rate.

- **No material non-core income in 2Q18**
- **Non-core expenses equal to $21.4 million pre-tax, or $0.29 EPS after-tax:**
  - **Merger-related expenses equal to $14.3 million, or $0.20 EPS after-tax**
  - **Compensation-related expense equal to $1.8 million, or $0.02 EPS after-tax**
  - **Impairment of branch properties equal to $5.4 million, or $0.07 EPS after-tax**
  - **Income tax charges equal to $6.6 million, or $0.12 EPS after-tax, related to finalized accounting of deferred tax assets for Sabadell acquisition and related impact of the Tax Cuts and Jobs Act on those adjustments**

Dollars in millions

IBERIABANK Corporation
22